Exhibit 21

Subsidiaries of HSBC USA Inc.

U.S. Affiliates:
Names of Subsidiaries	USA or US State Organized

Delaware Securities Processing Corp.	Delaware
Giller Ltd.	New York
GWML Holdings, Inc.	Delaware
HSBC Bank USA, National Association	USA
Capco/Cove, Inc.	New York
Card-Flo #1, Inc.	Delaware
Card-Flo #3, Inc.	Delaware
CBS/Holdings, Inc.	New York
Eagle Rock Holdings, Inc.	New York
Ellenville Holdings, Inc.	New York
F-Street Holdings, Inc.	Delaware
High Meadow Management, Inc.	New York
HSBC AFS (USA) LLC	New York
HSBC Business Credit (USA) Inc.	Delaware
HSBC Columbia Funding, LLC	USA
HSBC Insurance Agency (USA) Inc.	New York
HSBC Investment Corporation (Delaware)	Delaware
HSBC Funding (USA) Inc. V	Delaware
HSBC Funding (USA) Inc. VII	Delaware
HSBC Private Label Acquisition Corporation (USA)	Delaware
HSBC Investments (USA) Inc.	New York
HSBC Investor PBRS Corporation (Delaware)	Delaware
HSBC Land Title Holdco (USA) Inc.	Delaware
HSBC Land Title Agency (Florida), LLC	Florida
HSBC Logan Holdings USA, LLC	USA
HSBC Jade Limited Partnership	USA
HSBC McKinley Finance, LLC	USA
HSBC Whitney Finance, LLC	USA
HSBC Mortgage Corporation (USA)	Delaware
HSBC Motor Credit (USA) Inc.	Delaware
HSBC Overseas Investments Corporation (New York)	Maryland
HSBC Overseas Corporation (Delaware)	Delaware
HSBC International Finance Corporation (Delaware)	USA
HSBC Private Bank International	USA
HSBC International Investments Corporation (Delaware)	Delaware
HSBC Ranier Investments, LLC	USA
HSBC Realty Credit Corporation (USA)	Delaware
Cabot Park Holdings, Inc.	Delaware
HSBC Land Title Agency (USA) LLC	New York
MM Mooring #2 Corp.	New York
Northridge Plaza, Inc.	Delaware
HSBC Reinsurance (USA) Inc.	Vermont
HSBC Retail Credit (USA) Inc.	New York
HSBC Services Corporation (USA)	New Jersey
Katonah Close Corp.	New York
Marine Midland Overseas Corporation	USA
Oakwood Holdings, Inc.	New York
Property Owner (USA) LLC	Delaware
Tower Holding New York Corp.	New York
Beachhouse Properties, Inc.	New York

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Names of Subsidiaries	USA or US State Organized

Cross Zou Holding Corp.	New York
Cross-LA Realty, Inc.	Louisiana
Crossturkey, Inc.	New York
Sub 1-211, Inc.	Pennsylvania
Sub 2-211, Inc.	Pennsylvania
Tower Emmons Corp.	New York
Tower Houma Corp.	Louisiana
Tower L.I.C. Corp.	New York
Tower Pierrepont Corp.	New York
West 56th and 57th Street Corp.	New York
TPBC Acquisition Corp.	Florida
Trumball Management, Inc.	New York
HSBC National Bank USA	USA
HSBC Trust Company (Delaware), National Association	USA
HSBC USA Capital Trust I	Delaware
HSBC USA Capital Trust II	Delaware
HSBC USA Capital Trust III	Delaware
HSBC USA Capital Trust V	Delaware
HSBC USA Capital Trust VI	Delaware
HSBC USA Capital Trust VII	Delaware
Marine Midland Mortgage (U.S.A.), Inc.	New York
One Main Street, Inc.	Florida
R/CLIP Corp.	Delaware
Republic New York Securities Corporation	Maryland
Republic Overseas Capital Corporation	New York
Timberlink Settlement Services (USA) Inc.	Delaware
Wells Fargo HSBC Trade Bank, N.A.	USA

Non-U.S. Affiliates:

Names of Subsidiaries	Country Organized

HSBC Investment Holdings (Guernsey) Limited	United Kingdom
HSBC Financial Services (Uruguay) S.A.	Montevideo
HSBC Tailored Lending Company (Bahamas) Ltd.	Bahamas
Republic Bullion (Far East) Limited	Hong Kong
HSBC Precious Metals (Australia) Limited	New South Wales
HSBC Life Insurance (Cayman) Limited	Cayman Islands
HSBC Alternative Investments (Guernsey) Limited	United Kingdom

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